EXHIBIT 10(a)

                          NORTHWEST NATURAL GAS COMPANY
                           RESTATED STOCK OPTION PLAN
                         (as amended as of May 23, 2002)


         1. PURPOSE. The purpose of this Restated Stock Option Plan, formerly referred to as the 1985 Stock Option Plan (the "Plan"), is to enable Northwest Natural Gas Company (the "Company") to attract and retain experienced and able employees and to provide additional incentive to these employees to exert their best efforts for the Company and its shareholders.

         2. SHARES SUBJECT TO THE PLAN. Except as provided in paragraph 10, the total number of shares of the Company's Common Stock, $3-1/6 par value per share ("Common Stock"), covered by all options granted under the Plan shall not exceed 2,400,000 authorized but unissued or reacquired shares. If any option under the Plan expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for options under the Plan.

         3. DURATION OF THE PLAN. The Plan shall continue until options have been granted and exercised with respect to all of the shares available for the Plan under paragraph 2 (subject to any adjustments under paragraph 10), unless sooner terminated by action of the Board of Directors. The Board of Directors has the right to suspend or terminate the Plan at any time except with respect to then outstanding options.

         4.   ADMINISTRATION.

              4.1 BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors, which shall determine and designate from time to time the employees to whom options shall be granted and the number of shares, option price, the period of each option, the time or times at which options may be exercised, and any other term of the grant, all of which shall be set forth in an option agreement between the Company and the optionee. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive.

              4.2 COMMITTEE. The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. Members of the Committee are not eligible to receive an option pursuant to the Plan while on the Committee. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may terminate or amend the Plan as provided in paragraphs 3 and 11.

         5.   ELIGIBILITY; GRANTS.

              5.1 ELIGIBILITY. Options may be granted under the Plan only to officers and other employees (including employees who are directors) of the Company or any parent or subsidiary of the Company.


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              5.2 GRANTS. Options granted under the Plan may be Incentive
Stock Options as defined in ss.422 of the Internal Revenue Code of 1986, as amended ("IRC"), or Non-Statutory Stock Options. A Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and, at the time of grant, it shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. In the case of Incentive Stock Options, all terms shall be consistent with the requirements of the IRC and applicable regulations. No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

         6. LIMITATION ON AMOUNT OF GRANTS. No employee may be granted options under the Plan for more than 200,000 shares of Common Stock in any fiscal year.

         7. OPTION PRICE. The option price per share under each option granted under the Plan shall be determined by the Board of Directors, but the option price for an Incentive Stock Option and a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. Except as otherwise expressly provided, for purposes of the Plan, the fair market value shall be deemed to be the closing sales price for the Common Stock as reported by the New York Stock Exchange and published in the Wall Street Journal for the day preceding the date of grant, or such other fair market value of the Common Stock as determined by the Board of Directors of the Company.

         8. DURATION OF OPTIONS. Each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

         9. NONASSIGNABILITY. Except as otherwise provided by the Board of Directors, each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

         10. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options may be granted under the Plan and in all other share amounts set forth in the Plan. Any such adjustment made by the Board of Directors shall be conclusive.

         11. AMENDMENT OF PLAN. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason. After the Plan has been approved by the shareholders and except as


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provided in the applicable option agreement, however, no change in an option already granted to an employee shall be made without the written consent of such employee. Furthermore, unless approved at an annual meeting or a special meeting by a vote of shareholders in accordance with Oregon law, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be purchased under the Plan, (b) changing the minimum purchase price specified in the Plan, (c) increasing the maximum option period, or (d) materially modifying the requirements for eligibility for participation in the Plan.

         12. APPROVALS. The obligations of the Company under the Plan are subject to the approval of the Oregon Public Utility Commission, the Washington Utilities and Transportation Commission, and such other state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the granting of any option under the Plan, the issuance or sale of any shares purchased on exercise of any option under the Plan, or the listing of such shares on said exchange. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws. The Company shall not be obligated to register shares issuable on exercise of options under the Securities Act of 1933.

         13. EMPLOYMENT RIGHTS. Nothing in the Plan or any option granted pursuant to the Plan shall confer on any optionee any right to be continued in the employment of the Company or to interfere in any way with the right of the Company by whom such optionee is employed to terminate such optionee's employment at any time, with or without cause.


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